RepliGen FOR IMMEDIATE RELEASE	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115

CONTACT:

Walter C. Herlihy, Ph.D. President and Chief Executive Officer (781) 419-1900	Laura Whitehouse Vice President, Market Development (781) 419-1812

Repligen Files Infringement Complaint Against Bristol-Myers Squibb for Orencia®

WALTHAM, MA – January 6, 2006 – Repligen Corporation (NASDAQ: RGEN) today announced that Repligen and The University of Michigan have jointly filed a complaint against Bristol-Myers Squibb Corporation (BMS) (NYSE: BMY) in the United States District Court for the Eastern District of Texas for infringement of U.S. Patent No. 6,685,941. The patent, entitled “Methods of Treating Autoimmune Disease via CTLA4-Ig,” covers methods of using CTLA4-Ig to treat rheumatoid arthritis, as well as other therapeutic methods. Repligen has exclusive rights to this patent from its owners, the University of Michigan and the United States Navy. Repligen has retained Fish & Richardson P.C. to represent it in this matter.

On December 23, 2005, the U.S. Food and Drug Administration (FDA) approved BMS’ application to market CTLA4-Ig, under the brand name Orencia®, for treatment of rheumatoid arthritis. Rheumatoid arthritis is a chronic disease that causes pain, swelling, stiffness, and loss of function in the joints, which affects more than 2 million people in the United States.

“We are pleased that the FDA has approved CTLA4-Ig, a novel therapy for the treatment of rheumatoid arthritis,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. “Our patent recognizes the important inventions made by our academic and government licensors. We intend to fully protect Repligen’s and their patent rights, by seeking a royalty bearing license agreement with BMS whether through litigation or negotiation.”

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company committed to being the leader in the development of novel therapeutics for profound neuropsychiatric disorders and autoimmune disease. Repligen has a Specialty Pharmaceuticals business comprised of rProtein A™ and SecreFlo®, the profits from which will be used to partially support the development of our proprietary products. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.